American Century World Mutual Funds, Inc.
                      Exhibit 77O
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
Fund                  Issuer                    Ticker           Principal Amount (US$Principal Amount (Foreign$)   Amount Purchased
INTL GRO              Terna SPA                 TRN.MI           $ 1,791,069,000     1,479,000,000.00   $ 5,881,318.86
INTL GRO              The Bank of Yokohama      8332.T           $   732,705,080 JPY 81,414,525,000.00  $ 1,653,854.12
EMGMKTS               China Power International 2380.HKment LTD      321,816,780 HKD 2,504,700,000.00  $   238,607.31

 Amount Purchased (US$Amount Purchased (Foreign$) Trade Date    Price       Price-Foreign  Underwriter  Underwriting SpreadCurrency
 $  5,881,318.86                 4,856,580.40      6/21/2004    $2.0587      1.70           GSCO            1.600%      EUR
 $  1,653,854.12             JPY 183,768,000.00    7/27/2004    $5.3008      JPY 589.00     MERR            1.500%      JPY
 $    238,607.31              HKD 1,857,080.72     10/8/2004    $0.3251      HKD 2.53       MERR            3.502%      HKD



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